EXHIBIT (J) (I) UNDER FORM N-1A
                                              EXHIBIT 99 UNDER ITEM 601/REG. S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to  the  references  to  our  firm  under  the  captions "Financial
Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference of our reports dated February 12, 2007 on the financial statements and financial highlights of The Huntington Funds, in Post-Effective Amendment Number 52 to the Registration Statement (Form N-1A, No. 33-11905), included in the Annual Reports to Shareholders for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Columbus, Ohio
April 26, 2007